EXHIBIT 5.1

October 25, 2004

TALX Corporation
Board of Directors
1850 Borman Court
St. Louis, Missouri 63146

Ladies and Gentlemen:

We have acted as special counsel to TALX Corporation, a Missouri corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an additional 50,000 shares of the Company’s common stock, par value $.01 per share (the “Shares”), which may be issued pursuant to restricted stock awards under the Company’s Outside Directors’ Stock Option Plan, as amended (the “Plan”), by means of a registration statement on Form S-8 (the “Registration Statement”).

In connection herewith, we have examined

(1)	the Plan; and

(2)	the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and Bylaws of the Company and such other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinion hereinafter expressed. In our examination of the Plan, the Registration Statement and the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and certificates and statements of appropriate representatives of the Company.

On the basis of the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly and validly authorized for issuance, and when issued and delivered in accordance with the Plan, the Shares will be validly issued, fully paid and non-assessable.

These opinions reflect only the application of applicable Missouri State Law (excluding the securities and blue sky laws of such State) and the Federal laws of the United States. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases decisions, rules or regulations of any other jurisdiction, court or administrative agency.

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This opinion is being delivered by us solely for your benefit pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We do not render any opinions except as set forth above. We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. We also consent to your filing copies of this opinion letter with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Bryan Cave LLP